UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2004

Kitty Hawk, Inc.

(Exact name of registrant as specified in its charter)

Delaware		75-2564006
(State or other jurisdiction of incorporation)	0-25202 (Commission File Number)	(I.R.S. Employer Identification No.)

1515 West 20th Street P.O. Box 612787 DFW International Airport, Texas (Address of principal executive offices)	75261 (Zip Code)

Registrant’s telephone number, including area code: (972) 456-2200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     General. On December 13, 2004, Robert W. Zoller entered into an Employment Agreement (the “Agreement”) with Kitty Hawk, Inc. (the “Company”) pursuant to which the Company employs Mr. Zoller as the Company’s President and Chief Executive Officer. The Agreement replaces and supercedes a Memorandum of Understanding dated October 29, 2002, which previously governed Mr. Zoller’s three-year employment relationship with the Company that had a term ending on November 5, 2005. The Agreement has a three-year term commencing on November 1, 2004, with automatic renewals after November 1, 2007 for successive one-year terms, subject to earlier termination by either party for any reason. A copy of the Agreement is attached as Exhibit 10.1 to this report and the following description is qualified in its entirety by reference to the attached Agreement.

     Compensation and Benefits. Under the Agreement, Mr. Zoller is entitled to an annual base salary of $300,000 until December 31, 2004, increasing to an annual base salary of $350,000 beginning January 1, 2005. Thereafter, Mr. Zoller’s annual base salary will be reviewed at least annually and may be increased in the sole discretion of the Compensation Committee of the Company’s Board of Directors. The Company may not decrease Mr. Zoller’s salary during the term of the Agreement. In addition, Mr. Zoller is eligible to receive an annual cash performance bonus based on the achievement of annual performance goals to be determined annually by the Compensation Committee of the Company’s Board of Directors of at least 60% of his then current annual base salary (the “Target Bonus”). Mr. Zoller is also eligible to participate in any incentive compensation plans applicable to senior executive officers that are adopted by the Company’s Board of Directors and any benefit programs adopted by the Company for the benefit of its executive officers.

     Effect of Termination. Under the Agreement, if Mr. Zoller’s employment is terminated by the Company other than for “Cause” (as defined in the Agreement) or by the Company not renewing the Agreement or by Mr. Zoller for “Good Reason” (as defined in the Agreement), Mr. Zoller is generally entitled to receive:

•	twelve months of his annual base salary in effect on the date of termination, reduced in the case of the Company’s election to not renew the Agreement by certain remuneration earned by Mr. Zoller in the twelve months following termination;

•	if the termination occurs in 2004 or 2005, his Target Bonus for the year in which the termination occurs;

•	if the termination occurs in 2006 or thereafter, the average of the annual performance bonuses paid to Mr. Zoller for the 2 years preceding the year in which he is terminated;

•	a pro-rated bonus for the year of termination equal to (i) the bonus Mr. Zoller would have earned for such year had he been employed by the Company through the end of the year, multiplied by (ii) the percentage of the year of termination that Mr. Zoller was employed by the Company (the “Pro-Rated Bonus”); and

•	his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.

     In addition to the foregoing, the options under Mr. Zoller’s July 30, 2003 incentive stock option agreement that would have vested during the twelve months following his separation date if he remained employed by the Company would immediately vest and become exercisable and any future equity based awards granted to Mr. Zoller would become immediately fully vested and exercisable. In addition, the Company would also continue to provide Mr. Zoller with life and disability insurance, medical, vision and dental coverage and other health and welfare benefits for up to twelve months following separation.

     If Mr. Zoller’s employment with the Company is terminated by reason of death or disability, by Mr. Zoller without Good Reason, by Mr. Zoller not renewing the term of the Agreement or by the Company for Cause, Mr. Zoller is generally entitled to receive his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination (except if Mr. Zoller terminates the Agreement without Good Reason or by not renewing the Agreement and such termination is prior to the finalization of the Company’s prior year audited financial statements or if the Company terminates the Agreement for Cause), accrued vacation, unreimbursed business expenses and other accrued benefits. In addition, if Mr. Zoller’s employment with the Company is terminated by reason of death or disability, he will receive the Pro-Rated Bonus.

     Effect of a Change of Control. In the event of a “Change of Control” (as defined in the Agreement), the term of the Agreement automatically renews for an additional year period (the “Change of Control Period”) and then automatically renews for successive one year periods, subject to earlier termination. If during the Change of Control Period, Mr. Zoller terminates his employment for Good Reason or the Company terminates his employment without Cause, Mr. Zoller is generally entitled to receive:

•	a lump sum payment equal to 24 months of his annual base salary in effect on the date of termination;

•	if the termination occurs in 2004 or 2005, twice his Target Bonus for the year in which the termination occurs;

•	if the termination occurs in 2006 or thereafter, twice the average of the annual performance bonuses paid to Mr. Zoller for the 2 years preceding the year in which he is terminated;

•	the Pro-Rated Bonus; and

•	his previously earned and unpaid salary, previously earned and unpaid bonus for the year prior to termination, accrued vacation, unreimbursed business expenses and other accrued benefits.

     In addition to the foregoing, the options under Mr. Zoller’s July 30, 2003 incentive stock option agreement and any future equity based awards granted to Mr. Zoller would become immediately fully vested and exercisable. In addition, the Company would also continue to provide Mr. Zoller with life and disability insurance, medical, vision and dental coverage and other health and welfare benefits for up to 24 months following separation.

     Gross Up Payment. In the event that any payment, award, benefit or distribution by the Company or any entity which effectuates a Change in Control to or for the benefit of Mr. Zoller is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the Company will provide Mr. Zoller with a gross-up payment intended to eliminate Mr. Zoller’s liability for the excise tax, subject to certain qualifications and limitations.

     Other Protective Provisions. Under the Agreement, Mr. Zoller is subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 13, 2004, by and between Kitty Hawk, Inc. and Robert W. Zoller.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KITTY HAWK, INC.
	By:	/s/ Steven E. Markhoff
		Name:	Steven E. Markhoff
Date: December 17, 2004		Title:	Vice President Strategic Planning, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 13, 2004, by and between Kitty Hawk, Inc. and Robert W. Zoller.